EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2007, relating to the consolidated financial statements of Bay National Corporation, Inc. in the 2006 Annual Report filed on Form 10-KSB for the year ended December 31, 2006.

/s/ Stegman & Company
Baltimore, Maryland
May 31, 2007